SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Income And Capital Preservation Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For       Against     Abstain
      55,341,010  1,044,700   3,224,650

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

         For       Against     Abstain
      36,658,661  2,481,152   4,574,951

Investment policies

         For       Against     Abstain
      36,669,622  2,470,191   4,574,951

Diversification

         For       Against     Abstain
      36,713,103  2,426,710   4,574,951

Borrowing

         For       Against     Abstain
      36,671,424  2,468,389   4,574,951

Senior securities

         For       Against     Abstain
      36,702,009  2,437,664   4,575,092

Concentration

         For       Against     Abstain
      36,704,465  2,435,348   4,574,951

Underwriting of securities

         For       Against     Abstain
      36,724,829  2,414,984   4,574,951

Investment in real estate

         For       Against     Abstain
      36,685,110  2,454,702   4,574,951

Purchase of commodities

         For       Against     Abstain
      36,657,643  2,482,170   4,574,951

Lending

         For       Against     Abstain
      36,705,408  2,434,405   4,574,951

Margin purchases and short sales

         For       Against     Abstain
      36,589,064  2,550,608   4,575,092

Pledging of assets

         For       Against     Abstain
      36,632,992  2,506,821   4,574,951

Purchases of securities

         For       Against     Abstain
      36,699,711  2,440,101   4,574,951

Purchases of options and warrants

         For       Against     Abstain
      36,653,027  2,486,786   4,574,951

Investment other than in accordance with objectives and policies

         For       Against     Abstain
      36,538,164  2,601,649   4,574,951


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